Exhibit 99.1

NAIZ BESPOKE TECHNOLOGIES, S.L.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2021

U.S. DOLLARS IN THOUSANDS

F-1

INDEPENDENT AUDITOR OPINION

For the shareholders of NAIZ BESPOKE TECHNOLOGIES, S.L.,

commissioned by the Board of Directors

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Naiz Bespoke Technologies SL, which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Naiz Bespoke Technologies SL as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Naiz Bespoke Technologies SL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Naiz Bespoke Technologies SL’s ability to continue as a going concern for 2021.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-2

In performing an audit in accordance with GAAS, we:

● Exercise professional judgment and maintain professional skepticism throughout the audit.

● Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

● Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Naiz Bespoke Technologies SL’s internal control. Accordingly, no such opinion is expressed.

● Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

● Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Naiz Bespoke Technologies SL’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Other Information

Reporting in accordance with the reporting requirements in section 720, The Auditor’s Responsibilities Relating to Other Information Included in Annual Reports (refer to illustration 1, “The Auditor Has Not Identified an Uncorrected Material Misstatement of the Other Information,” in the exhibit of section 720)

/s/ Eva María Lara Meco

Airen Auditores SLP.

Accounts Auditor, registered in the ROAD with no. S-2566

Eva María Lara Meco

Accounts Auditor, registered in the ROAC with no. 22083

December 27, 2022

Toledo, Spain

F-3

NAIZ BESPOKE TECHNOLOGIES, S.L.

BALANCE SHEETS

U.S. dollars in thousands (except share data)

		December 31,
	Note	2021	2020

Assets

Current assets:
Cash and cash equivalents		89	95
Accounts receivable	5	121	12
Other receivables and prepaid expenses		28	112

Total current assets		238	219

Intangible Assets	3	799	724
Property and equipment, net		2	4
Non-current financial assets		7	7
Deferred tax assets	8	106	100
		914	835

Total assets		1,152	1,054

Liabilities and shareholders’ equity

Current liabilities:
Liabilities to financial institutions	5	121	129
Other liabilities	6	134	-
Trade payables	6	83	37
Accounts payables		81	-

Total current liabilities		419	166

Liabilities to financial institutions	7	126	185
Other liabilities	6	82	123
Total non-current liabilities		208	308

Total Liabilities		627	474

Shareholders’ equity
Stock capital -
Common stock of $1 par value - Authorized: 15,153 shares; Issued and outstanding: 15,153		19	19
Additional paid-in capital		706	706
Accumulated other comprehensive loss		(210)	(73)
Accumulated deficit		10	(72)

Total shareholders’ equity		525	580
Total liabilities and shareholders’ equity		1,211	1,108

The accompanying notes are an integral part of the consolidated financial statements.

F-4

NAIZ BESPOKE TECHNOLOGIES, S.L.

STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands (except share data and per share data)

	Year ended December 31,
	2021	2020

Revenues	248	103
Cost of revenues	(49)	(25)
Gross profit	199	78

Operating expenses
Research and development expenses, net of grants received	51	128
Sales and marketing expenses	(43)	(44)
General and administrative expenses	(141)	(206)

Total operating expenses	(133)	(122)

Operating Profit (loss)	66	(44)

Financial expenses, net	(8)	(12)

Income tax expense	24	28

Net Profit (loss)	82	(28)

Other comprehensive income (loss):

Translation to presentation currency	(137)	(73)

Total comprehensive loss	(55)	(101)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

NAIZ BESPOKE TECHNOLOGIES, S.L.

Financial Statements of Changes in Stockholders’ Equity

U.S. dollars in thousands (except share data)

				Accumulated
			Additional	other		Total
	Common stock		paid-in	comprehensive	Accumulated	stockholders’
	Number	Amount	capital	loss	Deficit	equity

Balance as of December 31, 2020	15,153	19	706	(73)	(72)	580
Total comprehensive income (loss)				(137)	82	(55)
Balance as of December 31, 2021	15,153	19	706	(210)	10	525

The accompanying notes are an integral part of the consolidated financial statements.

F-6

NAIZ BESPOKE TECHNOLOGIES, S.L.

STATEMENT OF CASH FLOW

U.S. dollars in thousands

	Year ended	Year ended
	December 31,	December 31,
	2021	2020
Cash flows from operating activities:

Net loss	82	(28)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	(16)	-
increase in intangible assets	145	-
Others	(283)	98
(Increase) decrease in accounts receivable	(133)	-
Increase in other receivables and prepaid expenses	57	-
(Decrease) increase in trade payables	49	-
(Decrease) increase in accounts payables	99	-

Net cash used in operating activities	(20)	70

Cash flows from investing activities:

Net cash provided by investing activities	-

Cash flows from financing activities:

Proceeds from short-term loan	151	-

Net cash provided by financing activities	151	-

Effect of exchange rate fluctuations on cash and cash equivalents	(137)	20

Increase (Decrease) in cash and cash equivalents	(6)	90
Cash and cash equivalents and restricted cash at the beginning of the year	95	5

Cash and cash equivalents at the end of the year	89	95

F-7

NAIZ BESPOKE TECHNOLOGIES, S.L.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 -	GENERAL

a.	Naiz Bespoke Technologies SL (“the Company”) was incorporated in Bilbao on January 18, 2017 by a public deed granted. Its registered office is at Paseo Mikeletegi, 83, Donostia-San Sebastián, Gipuzkoa, Spain. The business of the company is the Internet and mobile application sale of services related to (i) the capture of anthropometric and personal body measurements, (ii) intermediation in the sale of fashion articles, accessories and similar offered by businesses in this sector, and (iii) the integration of the aforementioned services in the sales processes of these businesses.

b.	The Company prepared the annual accounts for 2021 under the going concern principle, having taken into consideration the current COVID-19 situation and uncertainty caused by the Ukraine-Russia War, as well as their possible effects on the economy in general and the Company in particular, there being no risk to the continuity of its business.

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements are prepared according to United States Generally Accepted Accounting Principles (“U.S. GAAP”), applied on a consistent basis, as followed:

a.	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company’s balance sheet includes tax credits of $165,000 and $154,000 for the periods ended December 31, 2021 and 2020 respectively, The realization of this asset is subject to the Company obtaining sufficient profits in the future to allow for tax compensation. However, the Company’s management estimates that the Company has the ability to materialize these assets in the near future following the financial forecasts for the coming years. This opinion is based on the Company’s business plan and is evident in the multiple increases in share capital with a share premium, which are a true reflection of the expected return from this project.

b.	Functional currency:

The presentation currency of the financial statements is the U.S. dollar. The currency of the primary economic environment in which the operations of the Company is conducted is EURO and thus it is the Company’s functional currency. The financial statements are translated as follows:

1.	Assets and liabilities at the end of each reporting period (including comparative data) are translated at the closing rate at the end of the reporting period.

2.	Income and expenses for each period included in profit or loss (including comparative data) are translated at average exchange rates for the relevant periods; however, if exchange rates fluctuate significantly, income and expenses are translated at the exchange rates at the date of the transactions.

3.	Stock capital, capital reserves and other changes in capital are translated at the exchange rate prevailing at the date of incurrence.

4.	Accumulated deficit is translated based on the opening balance translated at the exchange rate at that date and other relevant transactions during the year are translated as described in 2) and 3) above.

5.	All resulting translation adjustments are recognized as a separate component of accumulated other comprehensive loss in equity.

c.	Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less at the date acquired.

d.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%

Computer equipment	33

F-8

NAIZ BESPOKE TECHNOLOGIES, S.L.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

e.	Impairment of long-lived assets:

The Company’s property and equipment are reviewed for impairment in accordance with ASC 360, “Property Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs. During the periods ended December 31, 2021 and 2020, no impairment losses have been recorded.

f.	Capitalized Software Development Costs:

In accordance with ASC 350-40, the Company capitalizes certain software development costs incurred in connection with developing or projects or software when both the preliminary project stage is completed, and it is probable that the software will be used as intended and will be sold to customers, until the software is available for general release. Capitalized software costs include compensation and related benefits for employees who are directly associated with the software project.

Capitalized software costs are included in intangible assets on our balance sheet and amortized on a straight-line basis when placed into service over the estimated useful lives of the projects, which is typically five years. Amortization expense is included in cost of revenue on the statements of operations and totaled $26,000 and $26,000 for the years ended December 31, 2021 and 2020, respectively. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified.

g.	Income taxes:

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of deferred tax assets will not be realized. The Company establishes a valuation allowance, if necessary, to reduce deferred tax assets to the amount more likely than not to be realized.

The Company implements a two-step approach to recognize and measure the benefit of its tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is greater than 50 percent (cumulative basis) likely to be realized upon settlement. The Company believes that its tax positions are all highly certain of being upheld upon examination.

F-9

NAIZ BESPOKE TECHNOLOGIES, S.L.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h.	Fair value of financial instruments:

ASC 820, Fair Value Measurements and Disclosures, relating to fair value measurements, defines fair value and established a framework for measuring fair value. The ASC 820 fair value hierarchy distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price. In addition, the fair value of assets and liabilities should include consideration of non-performance risk, which for the liabilities described below includes the Company’s own credit risk.

As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2 -	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 -	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The expected volatility of the share prices reflects the assumption that the historical volatility of the share prices is reasonably indicative of expected future trends.

i.	Basic and diluted net loss per share:

Basic net loss per share is computed based on the weighted average number of shares of common stock outstanding during each year. Diluted net income per share is computed based on the weighted average number of shares of common stock outstanding during each year plus dilutive potential equivalent common stock considered outstanding during the year, in accordance with ASC 260, “Earnings per Share”.

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NAIZ BESPOKE TECHNOLOGIES, S.L.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

j.	Revenue from contracts with customers:

The Company implemented ASC 606, Revenue from Contract with Customers.

To recognize revenue under ASC 606, the Company applies the following five steps:

1.	Identify the contract with a customer. A contract with a customer exists when the Company enters into an enforceable contract with a customer and the Company determines that collection of substantially all consideration for the services is probable.

2.	Identify the performance obligations in the contract.

3.	Determine the transaction price. The transaction price is determined based on the consideration to which the Company will be entitled in exchange for providing the service to the customer.

4.	Allocate the transaction price to performance obligations in the contract. If a contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation.

5.	Recognize revenue when or as the Company satisfies a performance obligation. When the Company provides a service, revenue is recognized over the service term.

Revenue is recognized when a contract exists between the Company and a customer (business) and upon transfer of control of promised products or services to customers in an amount that reflects the consideration we expect to receive in exchange for those products or services. The Company enters into contracts that can include various combinations of products and services, which may be capable of being distinct and accounted for as separate performance obligations.

The Company derives its revenues mainly from subscriptions. Revenues include subscription fees from customers accessing the Company’s enterprise cloud services. Cloud Services allow customers to use the Company’s software without taking possession of the software. Revenue is generally recognized ratably over the contract term. Substantially all of the Company’s subscription service arrangements are non-cancelable and do not contain refund-type provisions.

k.	Contingencies and Commitments

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

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NAIZ BESPOKE TECHNOLOGIES, S.L.

NOTES TO FINANCIAL STATEMENTS

NOTE 3 -	Intangible Assets

Capitalized software costs are included in intangible assets on the Company’s balance sheet and amortized on a straight-line basis when placed into service over the estimated useful lives of the projects, which is typically five years.

Intangible Assets
Cost
Balance as at January 1, 2020	554
Additions	152
Disposals	-
Translation adjustments	59
Balance as at December 31, 2020	765

Balance as at January 1, 2021	765
Additions	162
Translation adjustments	(66)
Balance as at December 31, 2021	861

Accumulated Depreciation
Balance as at January 1, 2020	16
Additions	17
Disposals
Translation adjustments	9
Balance as at December 31, 2020	42

Balance as at January 1, 2021	42
Additions	17
Translation adjustments	3
Balance as at December 31, 2021	62

Carrying amounts
As at December 31, 2020	724
As at December 31, 2021	799

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NAIZ BESPOKE TECHNOLOGIES, S.L.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 -	Financial Liabilities

The book value of each of the financial liability categories is an acceptable approximation of fair value. There was no variation in the fair value of the liabilities during the year.

The financial liability maturities during the five years following the end of the financial year are shown below:

	Until	Until	Until	Until	Until	After	TOTAL
	31-12-22	31-12-23	31-12-24	31-12-25	31-12-26	31-12-26	31-12-21
Debts
Debts with credit institutions	121	33	29	30	19	15	247

NOTE 5 -	Other Liabilities

	Within 1 year	Between 1-5 years	TOTAL 31-12-21
Other financial liabilities	134	75	209
Trade creditors and other accounts payable	33	-	33
Various creditors	25	-	25
Personnel	8	-	8
TOTAL	200	75	275

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NAIZ BESPOKE TECHNOLOGIES, S.L.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 -	Equity

The share capital consists of 15,153 shares with a par value of 1 Euro ($1.13 as of December 31,2021) each.

On February 28, 2020, the Company launched a first capital increase of 2,228 Euro ($2,518) fully paid up by adding 2,228 shares with the same rights and obligations as the original ones, with an issue premium of 18,605 Euro ($21,000) fully paid up.

On March 6, 2020, the Company launched a second capital increase of 1,166 Euro ($1,318) fully paid up by adding 1,166 shares with the same rights and obligations as the existing ones, with an issue premium of 248,834 ($821,182) fully paid up.

NOTE 7 -	Deferred tax assets

Deferred taxes:

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31,
	2021	2020
Deferred tax assets and liabilities:

Operating loss carryforwards and tax credits (*)	165	154
Other temporary differences (**)	(59)	(54)
Net deferred tax asset	106	100

(*) The age and the deadline for tax recovery of the credits for losses after the submission of Corporation Tax for the current year will be as follows:

(**) These temporary differences include the tax effect that the Company will suffer in future years due to capital subsidies the Company received and already included in its revenues.

F-14

NAIZ BESPOKE TECHNOLOGIES, S.L.

NOTES TO FINANCIAL STATEMENTS

Year	Amount	LIMIT
2017	19,688	2047
2018	126,641	2048
2019	120,114	2049
2020	143,678	2050
2021	15,019	2051
TOTAL	425,140

The age and the deadline for tax recovery of credits due to tax deductions pending application after filing the Corporation Tax for this year will be as follows:

Year	Amount	LIMIT
2017	33,873	2047
2018	10,000	2048
TOTAL	43,873

The Company has capitalized the previous deductions produced and pending application and the tax credits derived from previous losses, since the directors expect to obtain sufficient positive tax bases for their recovery in the next 10 years.

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NAIZ BESPOKE TECHNOLOGIES, S.L.

NOTES TO FINANCIAL STATEMENTS

NOTE 8 -	Related Parties

The information on operations with related parties of the Company is included in the following table:

Outstanding balances with related parties for December 31, 2021	USD
Short-term debts (*)	96,000

(*) reflects a loan that was received from a related party.

NOTE 9 -	Grants and donations

The company recognized the grants upon receipt in profit and loss in the year in which the grants were received, as long as there is no performance obligations and no liabilities to the party that provide the grants and therefore are not refundable.

The Company received grants in an amounts of 68,000 Euro and 100,000 Euro during the years ended December 31,2021 and 2020 respectively.

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